Exhibit 3.1

Delaware The First State	PAGE 1

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “FMSA HOLDINGS INC.”, CHANGING ITS NAME FROM “FMSA HOLDINGS INC.” TO “FAIRMOUNT SANTROL HOLDINGS INC.” , FILED IN THIS OFFICE ON THE SEVENTEENTH DAY OF JULY, A.D. 2015, AT 9:39 O’CLOCK A.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE SEVENTEENTH DAY OF JULY, A.D. 2015, AT 4:01 O’CLOCK P.M.

2572490 8100 151061619	/s/ Jeffrey W. Bullock Jeffrey W. Bullock, Secretary of State AUTHENTICATION: 2565347 DATE: 07–17–15

You may verify this certificate online

at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 09:39 AM 07/17/2015 FILED 09:39 AM 07/17/2015 SRV 151061619 – 2572490 FILE

CERTIFICATE OF AMENDMENT

OF THE

THIRD AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

FMSA HOLDINGS INC.

FMSA Holdings Inc., a corporation organized and existing under and by virtue of the law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of the Corporation duly adopted resolutions proposing and declaring advisable the following amendment to the Third Amended and Restated Certificate of Incorporation (the “Amendment”), in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware (“DGCL”):

Article FIRST of the Certificate of Incorporation is hereby amended to read in its entirety as follows:

“FIRST: The name of the corporation is Fairmount Santrol Holdings Inc. (the “Corporation”).”

SECOND: That the foregoing Amendment has been duly adopted in accordance with the requirements of Section 242 of the DGCL.

THIRD: The Amendment shall be effective at 4:01 p.m. on the date of filing of the Amendment with the Secretary of State of Delaware.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation of the Corporation this 17th day of July, 2015.

FMSA HOLDINGS INC.

By:	/s/ David J. Crandall
Name:	David J. Crandall
Title:	Vice President, General Counsel and Secretary